U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 17, 1998
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                             TRIANGLE BANCORP, INC.
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North Carolina                                         0-21346                       56-1764546
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(State or other jurisdiction of incorporation)   (Commission File Number) (IRS Employer Identification No.)

4300 Glenwood Avenue, Raleigh, North Carolina                                             27612
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(Address of principal executive offices)                                                (Zip Code)

Registrant's telephone number, including area code                              (919) 881-0455
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Item 5. Other Information

As previously reported, Triangle Bancorp, Inc. ("Triangle") announced that on March 4, 1998, Triangle executed an Agreement and Plan of Reorganization and Merger (the "Agreement") with United Federal Savings Bank ("United Federal") whereby United Federal would be merged into Triangle's subsidiary, Triangle Bank. The Agreement was subsequently amended on August 7, 1998 and September 1, 1998. The merger of United Federal into Triangle Bank occurred on September 17, 1998. Through the merger, Triangle Bank gained eight new branches, approximately $302 million in assets, approximately $240 million in loans, approximately $266 million in deposits and approximately $22 million in shareholders equity.







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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Triangle Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             TRIANGLE BANCORP, INC.
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                                                  (Registrant)


Date    September 29, 1998               By:   /s/ Debra L. Lee
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                                                  Debra L. Lee
                                                  Chief Financial Officer

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